DNB Financial Corporation

For further information, please contact:

Gerald F. Sopp CFO/Executive Vice-President

484.359.3138FOR IMMEDIATE RELEASE

gsopp@dnbfirst.com (NasdaqCM: DNBF)

DNB Financial Corporation Reports First Quarter 2019 Results

Downingtown PA, April 23, 2019 (GLOBE NEWSWIRE)– DNB Financial Corporation (Nasdaq: DNBF), today reported net income of $2.6 million, or $0.60 per diluted share, for the quarter ending March 31, 2019, compared with $2.6 million, or $0.61 per diluted share, for the same quarter, last year.  DNB Financial Corporation (the “Company” or “DNB”) is the parent of DNB First, National Association, one of the first nationally-chartered community banks to serve the greater Philadelphia region.

William J. Hieb, President and CEO, stated, “We are pleased with our first quarter results as they demonstrate the consistency and resiliency of our business model. These results included certain costs -a loss on the sale of other real estate owned (OREO) of $113,000, largely contributing to a $2.7 million or 25% decline in non-performing assets, and $38,000 related to the closure of the Old City, Philadelphia branch - that will lead to increased profitability as we move forward.  Our strong capital position is complemented by an established community banking reputation that we have reinforced over many years.  We operate in robust markets that offer many opportunities for growth in banking products and services, and we remain confident that this presence, combined with our local relationships and conservative credit culture, will benefit our shareholders and customers.”

Highlights

•	Asset quality remained strong as net charge-offs were only 0.07% (annualized) of total average loans for the first quarter of 2019. Non-performing loans were 0.49% of total loans at March 31, 2019.
•	Despite the flat yield curve that challenges all banks, the net interest margin was resilient at 3.43% for the quarter ending March 31, 2019.
•

Non-interest bearing deposits increased $2.1 million or 1.3% (not annualized), over the past three months and represented 17.0% of total deposits at March 31, 2019.  As of the same date, core deposits were 72.4% of total deposits.

•

Wealth management assets under care were $274.0 million as of March 31, 2019, compared with $253.3 million as of December 31, 2018.  Wealth management fees represented approximately 35% of total fee income for the first quarter of 2019.

•	The Company paid a quarterly cash dividend of $0.07 per share on March 27, 2019.

Income Statement Summary

Net income of $2.6 million for the first quarter of 2019, generated a return on average assets (“ROAA”) and return on average tangible equity (“ROTE”) (a non-GAAP measure) of 0.91% and 10.7%, respectively.  A discussion of non-GAAP measures in this release is included below and a reconciliation of this and other GAAP to non-GAAP measures is included on page 10.

Net interest income for the three months ending March 31, 2019 was $9.4 million, which represented a $160,000 decrease from the quarter ending December 31, 2018, and a $371,000 increase from the quarter ending March 31, 2018.  The net interest margin for the first quarter of 2019 was 3.43%, which represented a two basis point decline on a sequential quarter basis.  The year-over-year net interest margin decrease of eight basis points was primarily due to the higher cost of interest-bearing liabilities and a $77,000 net reduction in purchase accounting marks, which was partially offset by an $83.5 million increase in total average loans.  For the first quarters of 2019 and 2018, the weighted average yields on total interest-earning assets were 4.51% and 4.24%, respectively, which included purchase accounting marks.

Total interest expense was $3.0 million for the three months ending March 31, 2019, compared with $2.8 million for the three months ending December 31, 2018, and $1.9 million for the first quarter of 2018.  The weighted average rate paid for interest-bearing liabilities was 1.16%, 1.07%, and 0.78% for the quarters ending March 31, 2019, December 31, 2018, and March 31, 2018, respectively.  The rise in the weighted average rate was primarily due to an overall increase in market interest rates.

The provision for credit losses was $200,000 for the first quarter of 2019, compared with $350,000 for the fourth quarter of 2018, and $375,000 for the quarter ending March 31, 2018.  As of March 31, 2019, the allowance for credit losses was $6.7 million and represented 0.72% of total loans.

Total non-interest income for the first quarter of 2019 remained fairly stable at $1.3 million, compared with both the fourth quarter of 2018, and the quarter ending March 31, 2018.  Wealth management fees were $445,000 for the first quarter of 2019, compared with $466,000 for the fourth quarter of 2018, and $435,000 for the first quarter of 2018.  Wealth management fees represented approximately 35% of total fee income.

Non-interest expense was approximately $7.3 million for the quarter ending March 31, 2019, compared with $6.8 million for the quarter ending December 31, 2018, and $6.7 million for the quarter ending March 31, 2018.  Non-interest expense for the most recent quarter included a $113,000 loss on the sale of OREO and $38,000 associated with a branch closure in Philadelphia.  The efficiency ratio was approximately 67% for the three months ended March 31, 2019.

Income tax expense was $607,000 for the three months ending March 31, 2019, and $582,000 for the quarter ending March 31, 2018.  The effective tax rate for the most recent quarter was 19.0%, compared with 18.2%, for the same quarter, last year.

Balance Sheet Summary

As of March 31, 2019, total assets were $1.2 billion.  Since December 31, 2018, total average loans increased $15.2 million, or 1.7%, which was partially offset by a $10.0 million, or 5.5% decrease in total average investment securities and other interest-earning assets.  Total average deposits decreased $1.2 million, or less than one percent since December 31, 2018.  As of March 31, 2019, total shareholders’

equity was $115.0 million, compared with $111.8 million as of December 31, 2018.  Tangible book value per share (a non-GAAP measure) was $22.91 as of March 31, 2019, compared with $22.21 as of December 31, 2018. See Reconciliation of Non-GAAP Financial Measures on page 10.

As of March 31, 2019, total loans were $933.7 million, or 80.0% of total assets.  At the same date, commercial loans totaled $778.3 million and represented 83.4% of total loans.  The Company views commercial lending as the highest and best use of its capital as these loans generally have higher yields and shorter durations. Over the past three months, commercial business loans grew $15.7 million or 9.5%, and commercial construction loans increased $2.7 million, or 3.5%.  That growth, however, was offset by an $18.5 million, or 3.5%, decrease in commercial mortgage loans due to scheduled maturities and higher prepayments.  Consumer loans also declined over the quarter as overall loan demand appeared to weaken.  Loan originations have been prudent and conservative underwriting standards have been maintained.

Total core deposits decreased $3.7 million, or 0.5%, since December 31, 2018, and were 72.4% of total deposits as of March 31, 2019.  Non-interest bearing deposits increased $2.1 million or 1.25% (not annualized), over the past three months, and represented 17.0% of total deposits as of March 31, 2019. The $1.5 million, or 1.4%, decrease in brokered deposits was largely due to less favorable rates and maturities, compared with other funding sources, including FHLB advances.  As of March 31, 2019, the loan-to-deposit ratio was 95.3%.

Capital ratios continue to exceed all regulatory guidelines.  As of March 31, 2019, the tier 1 leverage ratio was 9.65%, the tier 1 risk-based capital ratio was 11.97%, the common equity tier 1 risk-based capital ratio was 11.00%, and the total risk based capital ratio was 13.80%.  As of the same date, the tangible common equity-to-tangible assets ratio (a non-GAAP measure) was 8.61%.  Intangible assets and goodwill totaled $15.8 million as of March 31, 2019. See Reconciliation of Non-GAAP Financial Measures on page 10.

Asset Quality Summary

Asset quality remained strong as net charge-offs were 0.07% (annualized) of total average loans for the quarter ending March 31, 2019.  Total non-performing assets, including loans and other real estate property, were $8.1 million as of March 31, 2019, compared with $10.8 million as of December 31, 2018, and $13.4 million as of March 31, 2018.  The ratio of non-performing loans to total loans was 0.49% as of March 31, 2019, versus 0.62% as of December 31, 2018.

Interest Rate Risk Management

DNB's strategy has been to seek shorter duration over yield in its lending and investing activities and lengthen duration in its financing activities to minimize interest rate risk.  The Company also strives to offer products and services that develop strong relationships to retain core deposits. The Bank has an Asset Liability Management Committee that actively monitors and manages the bank's interest rate exposure using simulation models and gap analysis. The Committee's primary objective is to minimize the adverse impact of changes in interest rates on net interest income, while maximizing earnings.  Simulation model results show moderate liability sensitivity to rising rates in 100, 200, 300 and 400 basis point shock scenarios. Rate changes ramped in over 24 months also show moderate liability sensitivity.

Non-GAAP Based Financial Measures

The income statement summary and selected financial data contains non-GAAP financial measures calculated using non-GAAP amounts. These measures are tangible book value per common share, return on average tangible equity and tangible equity to tangible assets. Tangible book value per share adjusts the numerator by the amount of Goodwill and Other Intangible Assets (reduction of Shareholders' Equity). Return on average tangible equity adjusts the denominator by the amount of Goodwill and Other Intangible Assets (reduction of Shareholders’ Equity). Tangible common equity to tangible assets adjusts the numerator by the amount of Goodwill and Other Intangible Assets (reduction of Shareholders’ Equity) and adjust the denominator by the amount of Goodwill and Other Intangible Assets (reduction of Total Assets). Management uses non-GAAP measures to present historical periods comparable to the current period presentation. In addition, management believes the use of non-GAAP measures provides additional clarity when assessing our financial results and use of equity. Disclosures of this type should not be viewed as substitutes for results determined to be in accordance with U.S. GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other entities.

General Information

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 14 locations. DNB First, which was founded in 1860, provides a broad array of consumer and business banking products, and offers brokerage and insurance services through DNB Investments & Insurance, and investment management services through DNB Investment Management & Trust. DNB Financial Corporation's shares are traded on NASDAQ’s Capital Market under the symbol: DNBF. We invite our customers and shareholders to visit our website at https://www.dnbfirst.com. DNB's Investor Relations site can be found at http://investors.dnbfirst.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance. These forward-looking statements include statements with respect to DNB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond DNB’s control). The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements.

In addition to factors previously disclosed in the reports filed by DNB with the Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which DNB conducts its operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the downgrade, and any future downgrades, in the credit rating of the U.S. Government and federal agencies; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; the willingness of users to substitute competitors’ products and services for DNB’s products and services; the success of DNB in gaining regulatory approval of its products and services, when required; the impact of changes in laws and regulations applicable to financial institutions (including laws concerning taxes, banking, securities and insurance); technological changes; additional acquisitions; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms; and the success of DNB at managing the risks involved in the foregoing. Further, DNB’s expectations with respect to the effects of the new tax law could be affected by future clarifications, amendments, and interpretations of such law. Annualized, pro forma, projected and estimated numbers presented herein are presented for illustrative purpose only, are not forecasts and may not reflect actual results.

DNB cautions that the foregoing list of important factors is not exclusive. Readers are also cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date of this press release, even if subsequently made available by DNB on its website or otherwise. DNB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of DNB to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the SEC, including our most recent annual report on Form 10-K, as supplemented by our quarterly or other reports subsequently filed with the SEC.

FINANCIAL TABLES FOLLOW

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018
EARNINGS:
Interest income	$12,360	$10,913
Interest expense	2,962	1,886
Net interest income	9,398	9,027
Provision for credit losses	200	375
Non-interest income	1,271	1,273
Gain on sale of investment securities	3	-
Loss on sale / write-down of OREO and ORA	113	-
Non-interest expense	7,165	6,730
Income before income taxes(1)	3,194	3,195
Income tax expense	607	582
Net income	$2,587	$2,613
Net income per common share, diluted	$0.60	$0.61

(1) Net income before taxes includes net accretion of purchase accounting fair value adjustments of $185,000 for the three month period ended March 31, 2019, compared with $262,000 for the same quarter last year.

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	March 31,	December 31,
	2019	2018
FINANCIAL POSITION:
Cash and cash equivalents	$34,893	$17,321
Investment securities	148,122	158,669
Loans held for sale	449	419
Loans	933,697	934,971
Allowance for credit losses	(6,719)	(6,675)
Net loans	926,978	928,296
Premises and equipment, net	7,360	7,636
Restricted stock	6,389	5,616
Other assets	38,527	40,278
Total assets	$1,166,694	$1,158,235

Deposits	$980,257	$984,566
FHLB advances	41,918	32,935
Other borrowings	9,568	12,584
Subordinated debt	9,750	9,750
Other liabilities	10,215	6,554
Stockholders' equity	114,986	111,846
Total liabilities and stockholders' equity	$1,166,694	$1,158,235

DNB Financial Corporation
Selected Financial Data (Unaudited)
(In thousands, except per share data)

	Quarterly
	2019	2018	2018	2018	2018
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Earnings and Per Share Data
Net income	$2,587	$3,002	$3,020	$2,049	$2,613
Basic earnings per common share	$0.60	$0.70	$0.70	$0.48	$0.61
Diluted earnings per common share	$0.60	$0.69	$0.70	$0.47	$0.61
Dividends per common share	$0.07	$0.07	$0.07	$0.07	$0.07
Book value per common share	$26.57	$25.88	$25.06	$24.49	$24.15
Tangible book value per common share (Non-GAAP)	$22.91	$22.21	$21.38	$20.79	$20.44
Average common shares outstanding	4,327	4,317	4,307	4,298	4,291
Average diluted common shares outstanding	4,330	4,320	4,318	4,314	4,309

Performance Ratios
Return on average assets	0.91%	1.03%	1.07%	0.74%	0.97%
Return on average equity	9.22%	10.80%	11.17%	7.79%	10.25%
Return on average tangible equity (Non-GAAP)	10.71%	12.62%	13.11%	9.18%	12.12%
Yield on Loans and Leases	4.90%	4.85%	4.74%	4.70%	4.71%
Cost of Deposits	1.04%	0.97%	0.86%	0.77%	0.63%
Net interest margin	3.43%	3.45%	3.39%	3.44%	3.51%
Efficiency ratio	66.50%	62.45%	63.68%	70.39%	64.61%
Wtd average yield on earning assets	4.51%	4.44%	4.30%	4.28%	4.24%

Asset Quality Ratios
Net charge-offs (recoveries) to average loans	0.07%	0.10%	(0.12%)	0.15%	0.04%
Non-performing loans/Total loans	0.49%	0.62%	0.71%	0.76%	0.97%
Non-performing assets/Total assets	0.69%	0.94%	1.02%	1.05%	1.22%
Allowance for credit loss/Total loans	0.72%	0.71%	0.72%	0.70%	0.71%
Allowance for credit loss/Non-performing loans	146.24%	115.50%	101.36%	91.76%	73.08%

Capital Ratios
Total equity/Total assets	9.86%	9.66%	9.58%	9.29%	9.42%
Tangible equity/Tangible assets (Non-GAAP)	8.61%	8.40%	8.29%	8.00%	8.09%
Tier 1 leverage ratio	9.65%	9.48%	9.48%	9.35%	9.33%
Common equity tier 1 risk-based capital ratio	11.00%	10.76%	10.91%	10.69%	10.63%
Tier 1 risk based capital ratio	11.97%	11.74%	11.93%	11.72%	11.67%
Total risk based capital ratio	13.80%	13.57%	13.83%	13.59%	13.56%

Wealth Management Assets Under Care(1)	$273,980	$253,323	$269,074	$257,797	$260,324

(1) Wealth Management Assets Under Care includes assets under management, administration, supervision and brokerage.

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
	2019	2018	2018	2018	2018
EARNINGS:
Interest income	$12,360	$12,338	$11,635	$11,289	$10,913
Interest expense	2,962	2,780	2,484	2,221	1,886
Net interest income	9,398	9,558	9,151	9,068	9,027
Provision for credit losses	200	350	100	375	375
Non-interest income	1,271	1,268	1,336	1,322	1,273
Gain from insurance proceeds	-	-	8	-	-
Gain on sale of investment securities	3	-	-	-	-
Gain on sale of SBA loans	-	1	27	10	-
Loss on sale / write-down of OREO and ORA	113	20	11	140	-
Non-interest expense	7,165	6,812	6,762	7,400	6,730
Income before income taxes	3,194	3,645	3,649	2,485	3,195
Income tax expense	607	643	629	436	582
Net income	$2,587	$3,002	$3,020	$2,049	$2,613
Net income per common share, diluted	$0.60	$0.69	$0.70	$0.47	$0.61

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)
	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
	2019	2018	2018	2018	2018
FINANCIAL POSITION:
Cash and cash equivalents	$34,893	$17,321	$10,702	$33,452	$14,078
Investment securities	148,122	158,669	161,230	165,574	171,108
Loans held for sale	449	419	-	276	646
Loans and leases	933,697	934,971	908,293	885,320	864,345
Allowance for credit losses	(6,719)	(6,675)	(6,559)	(6,188)	(6,145)
Net loans and leases	926,978	928,296	901,734	879,132	858,200
Premises and equipment, net	7,360	7,636	7,881	8,150	8,366
Right of use asset	3,976	-	-	-	-
Goodwill	15,525	15,525	15,525	15,525	15,525
Restricted stock	6,389	5,616	5,864	6,950	7,363
Other assets	23,002	24,753	25,179	24,550	24,744
Total assets	$1,166,694	$1,158,235	$1,128,115	$1,133,609	$1,100,030

Demand	$166,806	$164,746	$168,311	$175,561	$172,044
NOW	233,077	236,071	213,707	216,261	207,538
Money market	231,524	235,023	227,797	254,061	253,757
Savings	78,748	77,979	78,996	80,044	81,635
Core deposits	710,155	713,819	688,811	725,927	714,974
Time deposits	162,939	162,096	154,021	114,766	115,214
Brokered deposits	107,163	108,651	97,049	93,422	61,598
Total deposits	980,257	984,566	939,881	934,115	891,786
FHLB advances	41,918	32,935	36,952	62,972	67,993
Repurchase agreements	-	-	4,089	5,609	10,717
Subordinated debt	9,750	9,750	9,750	9,750	9,750
Other borrowings	9,568	12,584	22,833	9,615	9,630
Other liabilities	5,857	6,554	6,551	6,215	6,484
Operating lease liability	4,358	-	-	-	-
Stockholders' equity	114,986	111,846	108,059	105,333	103,670
Total liabilities and stockholders' equity	$1,166,694	$1,158,235	$1,128,115	$1,133,609	$1,100,030

DNB Financial Corporation
Condensed Consolidated Statements of Financial Condition - Quarterly Average Balances (Unaudited)
(Dollars in thousands)

	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
	2019	2018	2018	2018	2018
FINANCIAL POSITION:
Cash and cash equivalents	$18,390	$25,269	$21,676	$20,528	$16,509
Investment securities	157,364	159,717	163,800	168,836	172,488
Loans held for sale	289	320	338	642	113
Loans and leases	935,169	919,985	889,113	869,166	851,623
Allowance for credit losses	(6,785)	(6,550)	(6,567)	(6,197)	(5,958)
Net loans and leases	928,384	913,435	882,546	862,969	845,665
Premises and equipment, net	7,540	7,789	8,059	8,306	8,552
Right of use asset	1,390	-	-	-	-
Goodwill	15,525	15,525	15,525	15,525	15,525
Restricted Stock	6,138	5,759	6,262	6,836	7,674
Other assets	23,695	23,816	24,012	23,568	23,436
Total assets	$1,158,715	$1,151,630	$1,122,218	$1,107,210	$1,089,962

Demand	$160,852	$168,495	$174,798	$170,885	$174,022
NOW	228,907	222,638	215,055	206,341	204,719
Money market	233,101	241,777	238,679	252,825	236,165
Savings	78,713	78,069	79,695	80,696	80,992
Core deposits	701,573	710,979	708,227	710,747	695,898
Time deposits	162,715	157,944	141,794	114,091	133,222
Brokered deposits	107,639	104,161	85,690	82,957	43,739
Total deposits	971,927	973,084	935,711	907,795	872,859
FHLB advances	45,493	34,834	45,549	54,971	75,458
Repurchase agreements	-	1,168	4,644	12,042	12,364
Subordinated debt	9,750	9,750	9,750	9,750	9,750
Other borrowings	11,158	15,752	13,060	10,923	10,470
Other liabilities	5,051	6,780	6,193	6,277	5,657
Operating lease liability	1,522	-	-	-	-
Stockholders' equity	113,814	110,262	107,311	105,452	103,404
Total liabilities and stockholders' equity	$1,158,715	$1,151,630	$1,122,218	$1,107,210	$1,089,962

DNB Financial Corporation
Reconciliation of Non-GAAP Financial Measures (Unaudited)

Reconciliation of Tangible Book Value Per Common Share to Book Value Per Common Share
(In thousands, except share and per share data)
	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
	2019	2018	2018	2018	2018
Stockholders' Equity	$114,986	$111,846	$108,059	$105,333	$103,670
Goodwill	15,525	15,525	15,525	15,525	15,525
Other intangible assets	322	343	364	388	423
Tangible common equity (Non-GAAP)	$99,139	$95,978	$92,170	$89,420	$87,722

Outstanding shares	4,327,415	4,321,745	4,311,860	4,301,898	4,292,689

Book value per common share (GAAP)	$26.57	$25.88	$25.06	$24.49	$24.15
Tangible book value per common share (Non-GAAP)	22.91	22.21	21.38	20.79	20.44

Return on Average Tangible Equity
(Dollars in thousands)	For the Quarter Ended
	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
	2019	2018	2018	2018	2018
Average Stockholders' Equity	$113,814	$110,262	$107,311	$105,452	$103,404
Average goodwill	15,525	15,525	15,525	15,525	15,525
Average other intangible assets	333	354	376	388	423
Average tangible stockholders' equity (Non-GAAP)	$97,956	$94,383	$91,410	$89,539	$87,456

Net Income	$2,587	$3,002	$3,020	$2,049	$2,613

Return on average stockholders' equity (GAAP)	9.22%	10.80%	11.17%	7.79%	10.25%
Return on average tangible equity (Non-GAAP)	10.71	12.62	13.11	9.18	12.12

Tangible Equity/Tangible Assets
(Dollars in thousands)
	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
	2019	2018	2018	2018	2018
Stockholders' Equity	$114,986	$111,846	$108,059	$105,333	$103,670
Goodwill	15,525	15,525	15,525	15,525	15,525
Other intangible assets	322	343	364	388	423
Tangible common equity (Non-GAAP)	$99,139	$95,978	$92,170	$89,420	$87,722

Assets	1,166,694	1,158,235	1,128,115	1,133,609	1,100,030
Goodwill	15,525	15,525	15,525	15,525	15,525
Other intangible assets	322	343	364	388	423
Tangible assets (Non-GAAP)	1,150,847	1,142,367	1,112,226	1,117,696	1,084,082

Total equity/Total assets (GAAP)	9.86%	9.66%	9.58%	9.29%	9.42%
Tangible common equity/Tangible assets (Non-GAAP)	8.61	8.40	8.29	8.00	8.09